Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333-38722 on Form S-3 and Registration Nos. 333-126879, 333-39822 and 333-42356 on Form S-8 of our reports dated March 14, 2006, relating to the consolidated financial statements of Green Mountain Power Corporation, and management’s report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of Green Mountain Power Corporation for the year ended December 31, 2005.

/s/DELOITTE & TOUCHE LLP

Boston, Massachusetts

March 14, 2006